SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 SPACEDEV, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                             COLORADO                84-1374613
                (STATE OF OTHER JURISDICTION OF     (IRS EMPLOYER
             INCORPORATION OR ORGANIZATION)     IDENTIFICATION NO.)
             ------------------------------     -------------------

                 13855 STOWE DRIVE, POWAY, CALIFORNIA        92064
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)
             ----------------------------------------     ----------

                                   PLAN NAMES:
                           2004 EQUITY INCENTIVE PLAN


                   RICHARD B. SLANSKY                  WITH COPIES TO:
                       PRESIDENT                     GRETCHEN COWEN, ESQ.
                     SPACEDEV, INC.           LAW OFFICES OF GRETCHEN COWEN, APC
                   13855 STOWE DRIVE            1903 WRIGHT PLACE, SUITE 250
                    POWAY, CA 92064              CARLSBAD, CALIFORNIA 92008
                     (858) 375-2030                    (760) 931-0903
                     --------------                    --------------

 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)
 ------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------

                                                      Proposed maximum                           Proposed maximum
                                                      offering price per share(2)                aggregate offering price
Title of securities to be      Amount to be
      registered               registered(1)
--------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
 Stock (par value $.0001)      2,000,000 Shares(1)     $ 1.75  (2)                 $3,491,864     $410.99

--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: under the 2004 Equity Incentive Plan (i) 10,000 common shares are subject to outstanding options with an exercise price of $1.49 per share, (ii) 60,000 common shares are subject to outstanding options with an exercise price of $1.54 per share, (iii) 60,000 common shares are subject to outstanding options with an exercise price of $1.55 per share, (iv) 12,500 common shares are subject to outstanding options with an exercise price of $1.71 per share, (v) 10,000 common shares are subject to outstanding options with an exercise price of $1.72 per share, (vi) 96,000 common shares are subject to outstanding options with an exercise price of $1.73 per share, (vii) 30,000 common shares are subject to outstanding options with an exercise price of $1.76 per share, (viii) 37,500 common shares are subject to outstanding options with an exercise price of $1.78 per share, (ix) 25,000 common shares are subject to outstanding options with an exercise price of $1.80 per share, (x) 240,000 common shares are subject to outstanding options with an exercise price of $1.85 per share, (xi) 50,000 common shares are subject to outstanding options with an exercise price of $2.09 per share, (xii) 50,000 common shares are subject to outstanding options with an exercise price of $2.13 per share, and the remaining 1,319,000 common shares are reserved for issuance upon exercise of options to be granted in the future (the "Plans"). Pursuant to Rule 457(h), for all shares of common stock being registered hereunder with an exercise price which cannot be presently determined (1,319,000 shares of common stock under the Plan), the Proposed Maximum Offering Price is $1.75 per share of common stock, which is based on the closing price for the Company's common stock as reported on the Nasdaq Over-The-Counter Bulletin Board on March 14, 2005.

                                      PAGE

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item  1.  Plan  Information.

     Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in each of the following employee benefit plans of SpaceDev, Inc. (the "Company"):

     -  2004  Equity  Incentive  Plan,  as  amended  (the  "Plan")

     These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information.

     Upon  the  written  or  oral request by a participant in the Plan listed in
Item 1 of this Part I, the Company will provide any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference into this Section 10(a) prospectus), any documents required to be delivered to participants pursuant to Rule 428(b) and other additional information about such plans. All of such documents and information will be available without charge. Any and all such requests should be directed to the Company at 13855 Stowe Drive, Poway, California 92064, telephone number (858) 375-2030, attention Corporate Secretary.

                                EXPLANATORY NOTE

     Included on the immediately following pages is a "reoffer prospectus." The selling stockholder can use this document in connection with the reoffer and resale of restricted securities.

                                       ii
                                      PAGE

                               REOFFER PROSPECTUS

       681,000 Shares of Common Stock under the 2004 Equity Incentive Plan


                                 SPACEDEV, INC.

     The shares of common stock, $0.0001 par value (the "Common Stock"), of SpaceDev, Inc. (the "Company" or "we") covered by this Reoffer Prospectus may be offered and sold to the public by stockholders of the Company (the "Selling Stockholders"), some of whom may be deemed to be "affiliates" (as that term is defined in Rule 405 of the General Rules and Regulations of the Securities Act of 1933, as amended (the "Securities Act")) of the Company. The Selling Stockholders acquired or will acquire the Shares through their exercise of stock options or other awards granted to them under the Company's 2004 Equity Incentive Plan (the "Plan").

     All or a portion of the Shares may be offered for sale, from time to time, on the Nasdaq OTC Bulletin Board or otherwise, at prices and terms then obtainable, subject to certain limitations. However, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 instead of pursuant to this Reoffer Prospectus. See "Plan of Distribution."

     We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, but we will receive funds in connection with the exercise of stock options relating to such Shares, which funds will be used by the Company for working capital. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions, discounts and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

     Our Common Stock is listed on the Nasdaq OTC Bulletin Board under the symbol "SPDV." The closing bid and ask prices of our Common Stock on the Nasdaq OTC Bulletin Board on March 14, 2005 were $1.75 and $1.72, respectively.

     See "Risk Factors" beginning on page 3 for information that should be carefully considered by prospective investors.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.











             The date of this Reoffer Prospectus is March 28, 2005.


                                      PAGE

                                TABLE OF CONTENTS

AVAILABLE  INFORMATION                                                         1
INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE                           1
PROSPECTUS  SUMMARY                                                            2
          THE  COMPANY                                                         2
          THE  OFFERING                                                        3
          RISK  FACTORS                                                        3
RISK  FACTORS                                                                  3
          RISKS  RELATED  TO  OUR  BUSINESS                                    3
          RISKS  RELATED  TO  SHARE  OWNERSHIP                                11
          MARKET  RISKS                                                       13
FORWARD-LOOKING  STATEMENTS                                                   15
USE  OF  PROCEEDS                                                             15
SELLING  STOCKHOLDERS                                                         15
PLAN  OF  DISTRIBUTION                                                        18
INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS                                 18
LEGAL  MATTERS                                                                19
EXPERTS                                                                       19


                                       iv
                                      PAGE

                             AVAILABLE INFORMATION

     The  Company  is  subject to the information requirements of the Securities
Exchange  Act  of  1934,  as  amended  (the  "Exchange  Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices. Copies of such materials can also be obtained by mail from the public reference facilities of the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800)-SEC-0330. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. See "Incorporation of Certain Documents by Reference."

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act with respect to the shares of Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all the information set forth in or annexed as exhibits to the Registration Statement. For further information with respect to the Company and the Shares of Common Stock offered by this Reoffer Prospectus, reference is made to the Registration Statement and to the financial statements, schedules and exhibits filed as part thereof or incorporated by reference herein. Copies of the Registration Statement, together with such financial statements, schedules and exhibits, may be obtained from the public reference facilities of the Commission at the addresses listed above, upon payment of the charges prescribed therefor by the Commission. Statements contained in this Reoffer Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents, each such statement being qualified in its entirety by such reference. Copies of such contracts or other documents, to the extent that they are exhibits to this Registration Statement, may be obtained from the public reference facilities of the Commission, upon the payment of the charges prescribed therefor by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference, except as superseded or modified herein:

     (A)  The   Company's   annual   report   on   Form  10-KSB  (Accession  No.
0001031833-05-000030)  for  the  fiscal  year  ended  December  31,  2004.

     (B) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referred to in (a) above.

(C) The description of the Company's common stock contained in its Registration Statement on Form 10-SB (File No. 000-28947), pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                                        1
                                      PAGE

     In addition, all documents filed by the Company pursuant to Sections13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of the offering of the Shares of Common Stock shall be deemed to be incorporated in and made a part of this Reoffer Prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner of Shares of Common Stock, to whom this Reoffer Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to the Company, at 13855 Stowe Drive, Poway, California 92064, telephone number (858) 375-2030, attention Corporate Secretary.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this Reoffer Prospectus. This summary is not complete and may not contain all of the information that you should consider before purchasing our Common Stock. Certain statements made in this Reoffer Prospectus constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. See "Forward-Looking Statements."

THE  COMPANY

     OUR  BUSINESS  OBJECTIVES

     SpaceDev, Inc. (the "Company," "SpaceDev," "we," "us" or "our") is engaged in the conception, design, development, manufacture, integration and operations of space technology subsystems, systems, products and services. We are currently focused on the commercial and military development of low-cost microsatellites, nanosatellites and related subsystems, hybrid rocket propulsion for space and launch vehicles, as well as the associated engineering technical services to government, aerospace and other commercial enterprises. Our products and solutions are sold directly to these customers and include sophisticated micro- and nanosatellites, hybrid rocket-based launch vehicles, orbital Maneuvering and orbital Transfer Vehicles as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems. We are also developing commercial hybrid rocket motors for possible use in small launch vehicles, targets and sounding rockets, and small high performance space vehicles and subsystems.

     Our approach is to provide smaller spacecraft - generally 250 kg (550 pounds) mass and less - and cleaner, safer hybrid propulsion systems to commercial, international and government customers. We are developing smaller spacecraft and miniaturized subsystems using proven, lower cost, high-quality off-the-shelf components. Our space products are modular and reproducible, which allows us to create affordable space solutions for our customers. By utilizing our innovative technology and experience, and space-qualifying commercial industry-standard hardware, software and interfaces, we provide increased reliability with reduced costs and risks.

     We have been awarded, have successfully concluded or are successfully concluding contracts from such esteemed government, university and commercial customers as the Air Force Research Laboratory, Boeing, the California Space Authority, the Defense Advanced Research Projects Agency, National Aeronautics and Space Administration's Jet Propulsion Laboratory, Lockheed Martin, the Lunar Enterprise Corporation, Malin Space Science Systems, the Missile Defense Agency (formerly the Ballistic Missile Defense Organization), the National Reconnaissance Office, Scaled Composites and the University of California at Berkeley via NASA.

                                        2
                                      PAGE

     OUR  HISTORY

     We were incorporated under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc. ("PDGI"). SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev"), formed on August 22, 1997. On October 22, 1997, PDGI issued 8,245,000 of its $.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, PDGI changed its name to SPACEDEV, INC. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC on December 17, 1997. We became a publicly traded company in October 1997 and are trading on the Nasdaq Over-the-Counter Bulletin Board ("OTCBB") under the symbol of "SPDV."

     Our principal executive offices are located at 13855 Stowe Drive, Poway, California 92064, and our telephone number is (858) 375-2000.

THE  OFFERING

     The Selling Stockholders may offer and sell up to 668,500 Shares of our Common Stock under this Reoffer Prospectus. We will not receive any of the proceeds from the sale of these Shares, but we will receive funds in connection with the exercise of stock options relating to such Shares, which funds will be used by the Company for working capital. See "Use of Proceeds" and "Selling Stockholders."

RISK  FACTORS

     Investing in our Common Stock involves significant risks. You should consider the information under the caption "Risk Factors" below in deciding whether to purchase the Shares of Common Stock offered under this Reoffer Prospectus.

                                  RISK FACTORS

     Purchasing the Shares of Common Stock offered by this Reoffer Prospectus involves a high degree of risk. Before purchasing our Common Stock, you should carefully consider the following risk factors and the other information contained elsewhere in this Reoffer Prospectus. In addition to historical information, the following discussion, including but not limited to risks as to the Company's ability to continue as a going concern and the expectation of financial performance, and other parts of this Reoffer Prospectus contain forward-looking information that involves risks and uncertainties. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, some of which are described in the following risk factors.

                                        3
                                      PAGE

RISKS  RELATED  TO  OUR  BUSINESS

     OUR PLAN TO REMAIN CASH FLOW POSITIVE AND BECOME PROFITABLE DEPENDS ON OUR ABILITY TO INCREASE REVENUES, WHILE CONTROLLING COSTS IN A VARIETY OF AREAS, HIRE NEW ENGINEERS, AS WELL AS, IMPROVE OUR PROJECT MANAGEMENT EXPERTISE.

     We were cash flow positive in 2004, primarily as a result of raising over $4 million in cash through the sale of our preferred and common stock. Our ability to increase cash generation from operations and thereby continue as a going concern without the need to raise equity capital depends upon our ability to ultimately implement our business plan, which includes (but is not limited to) generating substantial new revenue from the Missile Defense Agency by successfully performing under our $43 million contract and continuing to attract and successfully complete other government and commercial contracts. The Missile Defense Agency contract is staged, and we cannot guarantee that all subsequent phases will be awarded or will be awarded to us. Recent budget cuts may affect government spending on these space-based contracts.

     In order to perform the Missile Defense Agency contract on schedule and to successfully execute other existing and new business opportunities, we must substantially increase our staff and hire new engineers or subcontract the work to third parties. Although we are actively and aggressively seeking to hire spacecraft and propulsion engineers to fulfill existing and new business demand, there can be no assurance that we will be able to attract such engineering resources or if we are able to attract them, that they will be available in the timeframe needed or for a reasonable cost.

     IF WE ARE UNABLE TO RAISE CAPITAL IN THE FUTURE, WE MAY BE UNABLE TO FUND OPERATING CASH SHORTFALLS.

     Our future capital requirements will depend upon many factors, including but not limited to sales and marketing efforts, the development of new products and services, the successful completion of existing projects, possible future strategic acquisitions, the progress of our research and development efforts, and the status of competitive products and services. As of December 31, 2004 and 2003, we had a working capital of $4,897,796 and a working capital deficit of $630,805, respectively, and an accumulated deficit of $14,905,797 and $11,817,776, respectively. As of those dates, we had $5,068,601 and $592,006, respectively, in cash and cash equivalents and $620,097 and $187,062, respectively,  of  accounts  receivable, net of allowance for doubtful accounts.

     We believe that current and future available capital resources will be adequate to fund our operations for the next twelve (12) months. However, to the extent we are in need of any additional financing, it may not be available to us on acceptable terms, or at all. Our inability to obtain any needed financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also hinder our ability to fund our continued operations and our product development efforts that historically have contributed significantly to our competitiveness.

     Any financing may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock likely will include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock.

                                        4
                                      PAGE

SOME OF OUR GOVERNMENT CONTRACTS ARE STAGED AND WE CANNOT GUARANTEE THAT ALL STAGES OF THE CONTRACTS WILL BE AWARDED TO US OR AT ALL.

     Some of our government contracts, including our $43,362,271 MDA contract, are phased contracts, in which the customer may determine to terminate the contract between phases for any reason. We can give no assurance that, as to any such agreement, the entire contract will be realized by us. In the event that subsequent phases of some of our government contracts, including but not limited to the MDA contract, are not awarded to us, it would have a material adverse effect on our business operations and financial condition, unless equivalent contracts were simultaneously awarded to us.

     NO  ASSURANCE  OF  SUCCESSFUL  OR  TIMELY  DEVELOPMENT  OF  PRODUCTS.

     Despite our success in designing, launching and monitoring our first microsatellite, our products and technologies are currently under various stages of development, including our hybrid rocket technology. Further development and testing will be required to prove additional performance capability beyond current tests and commercial viability. Additionally, the final cost of development cannot be determined until development is complete. The success, if any, will depend on the ability to timely complete our projects within estimated cost parameters and ultimately deploy the product in a cost-effective manner.

     THE  MARKETPLACE  FOR  OUR  TECHNOLOGY  AND  PRODUCTS  IS  UNCERTAIN.

     There can be no assurance that there will be a demand for our technology, products and services or that we will be successful in obtaining a sufficient market share to sustain our business or to achieve profitable operations. Our business plan is based on the assumption that significant revenues will be generated in connection with the government being early adopters and deploying microsatellites in the near-term with a long-term commercial market developing for private manned and unmanned space exploration. Because microsatellites and commercial space exploration are still relatively new concepts, it is difficult to accurately predict the ultimate size of the market. We have a limited prior operating history, and there can be no assurance that we will increase our revenues and become profitable. Additionally, if either the demand for our products produced or services rendered or if general economic conditions deteriorate significantly, our business could be impacted to a substantial degree resulting in lower profitability or losses as a direct result. Many of our products and services are new and unproven, and the true level of consumer demand is uncertain. Lack of significant market acceptance of our products and services, delays in such acceptance, or failure of markets to develop could negatively affect our business, financial condition, and results of operations. Many of the factors, which affect us, and our business, are dictated by the marketplace and are beyond our control.

     IF WE ARE UNSUCCESSFUL IN ACHIEVING AND MAINTAINING COMPLIANCE WITH OUR REGISTRATION OBLIGATIONS WITH REGARD TO THE PREFERRED STOCK AND WARRANTS, WE MAY INCUR SUBSTANTIAL MONETARY PENALTIES.

     The agreements we entered into in connection with our issuance of the Preferred Stock (defined below) and the Warrants to Laurus require us to, among other things, register for resale the shares of common stock issued or issuable under the note and the accompanying warrant and maintain the effectiveness of the registration statement for an extended period of time. We are subject to liquidated damage assessment of 1.5% of the Stated Value (defined below) of the outstanding Preferred Stock for each thirty (30) days of non-compliance thereafter, subject to pro ration for partial months. If we are unable to obtain and maintain effectiveness of the required registration statement, then we may be required to pay additional liquidated damages, which could adversely affect our business, operating results, financial condition, and ability to service our other indebtedness by negatively impacting our cash flows.

                                        5
                                      PAGE

     OUR LIMITED OPERATING HISTORY AND LACK OF EXPERIENCE IN OUR NEW OR PROPOSED LINES OF BUSINESS MAKES IT DIFFICULT TO PREDICT OUR FUTURE SUCCESS.

     We launched our first microsatellite, CHIPSat, in January 2003 and are developing applications for our other technologies and products. We intend to provide microsatellites to early adopters, primarily the U.S. military (e.g., the Missile Defense Agency), and hybrid rocket motors to government and commercial customers (e.g., the Air Force Research Laboratory and Scaled Composites). As a result, we have limited or no operating histories in each of these new or proposed lines of business. Therefore, our historical financial information is of limited value in projecting our future success in these markets.

     OUR PRODUCTS AND SERVICES ARE TECHNOLOGICALLY ADVANCED AND MAY NOT FUNCTION UNDER CERTAIN CONDITIONS.

     Most of our products are technologically advanced and sometimes novel systems that must function under demanding operating conditions. Even though we believe that we employ sophisticated design, manufacturing, and testing practices, there can be no assurance that our products will be successfully launched or operated or that they will be developed or will perform as intended. Like most organizations that have launched satellite programs, we will likely experience some product and service failures, schedule delays, and other problems in connection with our products in the future. Our products and services are and will continue to be subject to significant technological change and innovation. Our success will generally depend on our ability to penetrate and retain markets for our existing products and services and to continue to conceive, design, manufacture and market new products and services on a cost-effective and timely basis. We anticipate that we will incur significant expenses in the design and initial manufacture and marketing of new products and services. There can be no assurance that we will be able to achieve the technological advances necessary to remain competitive and profitable, that new products and services will be developed and manufactured on schedule and on a cost-effective basis, that anticipated markets will exist or develop for new products or services, or that our existing products and services will not become technologically obsolete.

     OUR  FAILURE  TO  LAUNCH  COULD  CAUSE  SERIOUS  ADVERSE  AFFECTS.

     Although our current $43,362,271 contract to provide up to six microsatellites to the Missile Defense Agency is a cost-plus agreement, which shifts the risk of failure to the buyer, a launch failure could adversely affect our cash flow in other instances, since a large portion of customer payments may sometimes be contingent upon a successful launch. Microsatellite launches are subject to significant risks, including causing disabling damage to or loss of a microsatellite. Delays in the launch could also adversely affect our revenues as the customer may have timing requirements for milestone payments or we may have guarantee requirements. Delays could be caused by a number of factors, including designing, constructing, integrating, or testing the micro satellite, microsatellite components, or related ground systems; delays in receiving the license necessary to operate the microsatellite systems; delays in obtaining the customer's payload; delays related to the launch vehicle; weather; and other events beyond our control. Delays and the perception of potential delay could negatively affect our marketing efforts. There is no assurance that we will be able to launch microsatellites on a timely basis and any delays in the launch could have a material adverse effect on our financial position.

                                        6
                                      PAGE

     OUR EXPANSION INTO OTHER NEW LINES OF BUSINESS MAY DIVERT MANAGEMENT'S ATTENTION FROM OUR EXISTING OPERATIONS AND PROVE TO BE TOO COSTLY.

     We will migrate our technology from projects into products for microsatellites and hybrid rocket motors over the next several years. In the meantime, we are investigating other applications of our technology and other markets for our technologies and prospective products. Our expansion into new lines of business may be difficult for us to manage because they may involve different disciplines and require different expertise than our core businesses. Consequently, this expansion may detract management's time and attention away from our core business, and we may need to incur significant expenses in order to develop the expertise and reputation we desire, which could prevent us from generating revenues from these lines of business in amounts sufficient to justify the expenses we incur in operating them.

     OUR  SUCCESS  DEPENDS  ON  OUR  ABILITY  TO  RETAIN  OUR  KEY  PERSONNEL.

     Our success is dependent upon the efforts of certain key members of our management and engineering team, including our chief executive officer, James W. Benson, our president and chief financial officer, Richard B. Slansky, our vice president of new business development and project manager, Randall K. Simpson and Frank Macklin, our vice president of engineering. Each of these individuals has substantial prior business experience and we have added other experienced key personnel to our staff. The loss of any of these persons could have a material adverse effect on us if suitable replacements are not found. Our future success is likely to depend substantially on our continued ability to attract and retain highly qualified personnel. The competition for such personnel is intense, and our inability to attract and retain such personnel could have a material adverse effect on us. We do not have current key man life insurance on any of our key personnel.

     THE U.S. FEDERAL GOVERNMENT MAY INCREASE REGULATION, WHICH COULD CAUSE OUR BUSINESS TO HAVE SERIOUS ADVERSE EFFECTS.

     Our business activities are regulated by various agencies and departments of the U.S. federal government and, in certain circumstances, the governments of other countries. Several government agencies, including NASA and the U.S. Air Force, maintain Export Control Offices to ensure that any disclosure of scientific and technical information complies with the Export Administration Regulations and the International Traffic in Arms Regulations ("ITAR"). Exports of our products, services and technical information require either Technical Assistance Agreements or licenses from the U.S. Department of State depending on the level of technology being transferred. This includes recently published regulations restricting the ability of U.S. based companies to complete offshore launches, or to export certain satellite components and technical data to any country outside the United States. The export of information with respect to ground-based sensors, detectors, high-speed computers, and national security and missile technology items are controlled by the Department of Commerce. The government is very strict with respect to compliance and has served notice that failure to comply with the ITAR and/or the Commerce Department regulations may subject guilty parties to fines of up to US$1 million and/or up to 10 years imprisonment per violation. Failure to comply with any of the above mentioned regulations could have serious adverse effects as dictated by the rules associated with compliance to the ITAR regulations. Our conservative position is to consider any material beyond standard marketing material to be regulated by ITAR regulations.

                                        7
                                      PAGE

     In addition to the standard local, state and national government regulations that all businesses must adhere to, the space industry has specific regulations. Command and telemetry frequency assignments for space missions are regulated internationally by the International Telecommunications Union ("ITU"). In the United States, the Federal Communications Commission ("FCC") and the National Telecommunications Information Agency ("NTIA") regulate command and telemetry frequency assignments. All launch vehicles that are launched from a launch site in the United States must pass certain launch range safety regulations that are administered by the U.S. Air Force. In addition, all commercial space launches that we would perform require a license from the Department of Transportation. Satellites that are launched must obtain approvals for command and frequency assignments. For international approvals, the FCC and NTIA obtain these approvals from the ITU. These regulations have been in place for a number of years to cover the large number of non-government commercial space missions that have been launched and put into orbit in the last 15 to 20 years. Any commercial deep space mission that we would perform would be subject to these regulations. At the present time, we are not aware of any additional or unique government regulations related to commercial space missions.

     We are required to obtain permits, licenses, and other authorizations under federal, state, local and foreign statutes, laws or regulations or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof. At the present time, we do not have a requirement to obtain any special environmental licenses or permits.

     Also, as some of our projects with the Department of Defense proceed, we may need special clearances to continue working on and advancing our projects. Classified programs generally will require that we comply with various Executive Orders, Federal laws and regulations and customer security requirements that may include specialized facilities and restrictions on how we develop, store, protect and share information. Laboratories, manufacturing and assembly areas, meeting spaces, office areas, storage areas, computers systems and networks and telecommunications systems may require modification or replacement in order to comply with customer requirements. Classified programs may require our employees to obtain government clearances and restrict our ability to have key employees work on these programs until these clearances are received from the appropriate United States government agencies. In order to staff these programs we may need to recruit personnel with the appropriate professional training, experience and security clearances. There are a very limited number of individuals with all of the requirements that we seek. There is no assurance that we can locate and recruit these individuals in a timely and cost-effective manner. We may be required to modify existing facilities and to develop new facilities and capabilities that will only be utilized by these classified programs. We may be required to install computer networks, communications systems and monitoring systems that are dedicated to these classified programs. Some or all of these requirements may entail substantial additional expense. It is uncertain whether we will be able to recover any of the costs of these systems from our customers. Many of these classified programs are regulated by Executive Orders, various Federal laws and regulations and customer requirements. The failure of the Company to comply with any of the foregoing Executive Orders, Federal laws and regulations and customer requirements could have serious adverse effects. Also, our ability to successfully market and sell into the Department of Defense markets may be severely hampered if we are unable to meet classified program requirements. There is no assurance that we will be able to successfully pass the criteria required in order to win a classified program or to maintain current contracts, such as our Missile Defense Agency contract (which may become classified), and there is no assurance that we will maintain that status once it has been obtained. This year we began an active program to complete the steps required in order to win preliminary certification for classified programs. A number of our employees have received preliminary and permanent security clearances. We received preliminary certification for classified computer system processing in early 2005.

                                        8
                                      PAGE

     Our failure to comply with any of the above-mentioned regulations could have serious adverse effects.

     OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK.

     The market prices of securities of technology-based companies like ours are highly volatile. The market price of our common stock has fluctuated significantly in the past. In fact, during the 52-week period ended June 11, 2004, the high and low closing price of a share of our common stock was $2.05 and $0.51, respectively. Our market price may continue to exhibit significant fluctuations in response to a variety of factors, many of which are beyond our control. These factors include, among others, deviations in our results of operations from estimates, changes in estimates of our financial performance, changes in market valuations of similar companies and stock market price and volume fluctuations generally. Additionally, until the full effects of our cost reduction efforts become clear, including whether those cuts have a long-term negative impact on revenues, it is likely that our quarter-to-quarter performance will be unpredictable and our stock price particularly volatile.

     OUR NET OPERATING LOSS CARRYFORWARDS MAY BE SUBJECT TO AN ANNUAL LIMITATION ON THEIR UTILIZATION, WHICH MAY INCREASE OUR TAXES AND DECREASE AFTER-TAX INCOME AND CASH FLOWS.

     Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The deferred tax asset of $2,350,000 and $2,190,000 as of December 31, 2004 and 2003, respectively, consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of goodwill and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $128,000 in 2004 from $2,190,000 at December 31, 2003 to $2,318,000 at December
31,  2004.

     At December 31, 2004, the Company has federal and state tax net operating loss and capital loss carryforwards of approximately $4,826,000 and $2,146,000, respectively. The federal and state tax loss carryforwards will expire in 2012 and 2007, respectively, unless previously utilized. The State of California suspended the utilization of net operating loss for 2002 and 2003, and limited them for 2004.

     OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY IS ESSENTIAL TO THE GROWTH AND DEVELOPMENT OF OUR PRODUCTS AND SERVICES.

     We rely, in part, on patents, trade secrets and know-how to develop and maintain our competitive position and technological advantage. We have a program and plan to protect our intellectual property through a combination of license agreements, patents, trademarks, service marks, copyrights, trade secrets and other methods of restricting disclosure and transferring title. There is no guarantee that such applications will be granted. We have and intend to continue entering into confidentiality agreements with our employees, consultants and vendors; entering into license agreements with third parties; and generally seeking to control access to and distribution of our intellectual property.

     OUR ABILITY TO SOURCE AND OBTAIN COMPONENTS AND RAW MATERIALS COULD AFFECT OUR ABILITY TO SATISFY CUSTOMER ORDERS OR CONTRACTS.

                                        9
                                      PAGE

     We purchase a significant percentage of our components, including structural assemblies, electronic equipment, and computer chips, from third parties. We also occasionally obtain from the U.S. Government parts and equipment that are used in our projects or in the provision of our services. To date, we have not experienced material difficulty in obtaining product components or necessary parts and equipment. While we believe that alternative sources of supply would be available, we may experience increased costs and possible delays in securing alternative sources of supply. We cannot guarantee that alternative sources of supply would be available if and when required by us.

     OUR  ABILITY  TO  OBTAIN  ONLY  LIMITED  INSURANCE MAY NOT COVER ALL RISKS.

     We may find it difficult to insure certain risks involved in our operations. Insurance market conditions or factors outside of our control at the time the insurance is purchased could cause premiums to be significantly higher than current estimates. Additionally, the U.S. Department of State has published regulations, which could significantly affect the ability of brokers and underwriters to place insurance for certain launches. These factors could cause other terms to be significantly less favorable than those currently available, may result in limits on amounts of coverage that we can obtain, or may prevent us from obtaining insurance at all. Furthermore, there is no assurance that proceeds from insurance that we are able to purchase will be sufficient to cover losses.

     OUR  GROWTH  MAY  NOT  BE  MANAGEABLE.

     Even if we are successful in obtaining new business, failure to manage the growth could adversely affect our condition. We may experience extended periods of very rapid growth. This growth could place a significant strain on our management, operating, financial and other resources. Our future performance will depend in part on our ability to manage growth effectively. We must develop management information systems, including operating, financial, and accounting systems and expand, train, and manage employees to keep pace with growth. Our inability to manage growth effectively could negatively affect results of operations and the ability to meet obligations as they come due.

     OUR  BUSINESS  COULD  BE  ADVERSELY  AFFECTED  BY  TERRORIST  ATTACKS.

     Our business partially depends on activities regulated by various agencies and departments of the U.S. government and other companies that rely on the government. In the recent past, in response to terrorists' activities and threats aimed at the United States, transportation, mail, financial, and other services have been slowed or stopped altogether. Further delays or stoppages in transportation, mail, financial, or other services could have a material adverse effect on our business, results of operations, and financial condition. Furthermore, we may experience a small increase in operating costs, such as costs for transportation, insurance, and security as a result of the activities and potential activities. The U.S. economy in general has been adversely affected by the terrorist activities and potential activities, and any economic downturn could adversely impact our results of operations, impair our ability to raise capital, or otherwise adversely affect our ability to grow our business. Conversely, because of the nature of our products and services, there may be opportunities for us to offer solutions to the government that may address some of the problems that the country faces at this time.

                                       10
                                      PAGE

     COMPETITION

     The Company competes in markets that are new, intensely competitive and rapidly changing. We expect to experience increasing competition from potential competitors, many of which will have significantly greater financial, technical, marketing and other resources. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than we can. Virtually all of the Company's products and services face significant competition from existing and potential competitors, many of whom are larger and have substantially greater resources than the Company. The Company's satellites and satellite subsystem products compete with products and services produced or provided by government entities and numerous private entities, including TRW Inc., Ball Aerospace and Technology Corporation, Lockheed-Martin, GM Hughes Electronics Corporation ("Hughes"), Orbital Sciences Corp., Spectrum Astro, Inc., Surrey Technologies and Matra Marconi.

     INSURANCE  MAY  NOT  COVER  ALL  RISKS

     The Company may find it difficult to insure certain risks involved in its operations. Insurance market conditions or factors outside the Company's control at the time the insurance is purchased could cause premiums to be significantly higher than current estimates. Additionally, the U.S. Department of State has recently published regulations which could significantly affect the ability of brokers and underwriters to place insurance for off-shore launches. These factors could cause other terms to be significantly less favorable than those currently available, may result in limits on amounts of coverage that the Company can obtain, or may prevent the Company from obtaining insurance at all. Furthermore, there is no assurance that proceeds from insurance that the Company is able to purchase will be sufficient to cover losses.

     RISKS  ASSOCIATED  WITH  ACQUISITIONS

     The Company has historically made strategic acquisitions of businesses and routinely evaluates potential acquisition candidates that it believes would enhance its business. The Company has also historically pursued strategic alliances through joint ventures and routinely evaluates similar opportunities. Such transactions commonly involve certain risk including, among others, assimilating the acquired operations, technologies, and personnel and maintaining appropriate standards, controls, procedures, and policies, entering markets in which we have little or no direct prior experience, and potentially losing key employees of acquired organizations. There can be no assurance that we will be successful in overcoming these risks in connection with its recent acquisitions or any future transactions.

RISKS  RELATED  TO  SHARE  OWNERSHIP

     OUR  INVESTORS  MAY  NOT  RECEIVE  DIVIDENDS.

     We have not paid dividends since our inception and do not anticipate issuing them in the foreseeable future. There can be no guarantee or assurance that dividends will ever be paid. In fact, our goal is to reinvest earnings in an effort to complete development of our technologies and products, and to increase sales and long-term profitability and value. In addition, the revolving credit facility with Laurus or other bank lines of credit, which we may establish in the future or other credit or borrowing arrangements may significantly impact our ability to pay dividends to our shareholders.

                                       11
                                      PAGE

     IF A SIGNIFICANT PORTION OF THE PREFERRED STOCK OR THE WARRANTS WERE CONVERTED INTO SHARES OF OUR COMMON STOCK, THE VOTING POWER OF YOUR INVESTMENT AND OUR EARNINGS PER SHARE COULD BE DILUTED.

     We issued 250,000 shares of the Company's Series C Non-Redeemable Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), to Laurus Master Fund, Ltd. ("Laurus") for an aggregate purchase price of $2,500,000 or $10.00 per share (the "Stated Value"). The Preferred Stock is convertible into shares of the Company's $0.0001 par value common stock at a rate of $1.54 per share at any time after the date of issuance. The Preferred Stock is redeemable by the Company in whole or in part at any time after issuance for (a) 115% of the Stated Value if the average closing price of the common stock for the 22 days immediately preceding the date of conversion does not exceed the conversion rate or (b) the Stated Value if the average closing price of our common stock for the 22 days immediately preceding the date of conversion exceeds the Stated Value. If the Preferred Stock is converted at the price stated above, dilution of the voting power of your investment and of our earnings per share could continue to occur.

     In addition, in conjunction with the issuance of the Preferred Stock and with our revolving credit facility with Laurus, we issued Laurus warrants to purchase up to 787,000 shares of our common stock. Each warrant may be exercised for a per share price that is lower than the current fair market value of our common stock as traded on the Over-The-Counter Bulletin Board. Although the exercise of those warrants will result in proceeds to the Company, significant dilution of the voting power of your investment and of our earnings per share could occur upon exercise.

     CONTRACTUAL LIMITATIONS THAT RESTRICT LAURUS' ABILITY TO CONVERT THE PREFERRED STOCK MAY NOT NECESSARILY PREVENT SUBSTANTIAL DILUTION OF THE VOTING POWER AND VALUE OF YOUR INVESTMENT.

     Laurus may convert the Preferred Stock into shares of our common stock at a rate of $1.54 per share. The contractual limitations that restrict Laurus' ability to convert the Preferred Stock into shares of our common stock are limited in their application and effect and may not prevent dilution of your investment. Laurus is subject to a contractual 4.99% beneficial ownership limitation that prohibits Laurus from converting the note if and to the extent that the conversion would result in Laurus, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock. However, this 4.99% limitation can be waived by Laurus upon 75 days' advance notice to us. In addition, this 4.99% limitation does not prevent Laurus from converting the Preferred Stock into shares of common stock and then reselling those shares in stages, over time, where Laurus and its affiliates do not, at any given time, beneficially own shares in excess of the 4.99% limitation. Consequently, these limitations will not necessarily prevent dilution of the voting power and value of your investment.

     THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK GIVES A FEW INDIVIDUALS SIGNIFICANT CONTROL OVER IMPORTANT POLICY DECISIONS AND COULD DELAY OR PREVENT CHANGES IN CONTROL.

     As of March 1, 2005, our executive officers and directors and their family members together beneficially owned approximately 43% of the issued and outstanding shares of our common stock, including all shares they have the right to obtain through the exercise of options during the successive 60-day period. As a result, these persons could have the ability to exert significant influential control over matters that could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving us. In addition, through control of the board of directors and voting power, they may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets. In addition, the concentration of voting power in the hands of those individuals could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our stockholders. A perception in the investment community of an anti-takeover environment at our company could cause investors to value our stock lower than in the absence of such a perception.

                                       12
                                      PAGE

MARKET  RISKS

     THE MARKET PRICE OF OUR COMMON STOCK AND THE VALUE OF YOUR INVESTMENT COULD SUBSTANTIALLY DECLINE IF ALL OR A SIGNIFICANT PORTION OF THE PREFERRED STOCK AND/OR WARRANTS WERE CONVERTED INTO COMMON SHARES WHICH WERE RESOLD INTO THE MARKET, OR IF A PERCEPTION EXISTS THAT SUCH SALES COULD OCCUR.

     If the conversion prices at which our Preferred Stock is converted, or the exercise prices on warrants, are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued upon conversion of the Preferred Stock or exercise of the warrants, or even the perception that such sales could occur, could adversely affect the market price of our common stock. You could, therefore, experience a decline in the value of your investment as a result of both the actual and potential conversion of Preferred Stock and/or the exercise of the warrants.

     MARKET  VOLATILITY

     The market price of our Common Stock may be significantly affected by factors including announcement of funding, contract, and launch dates by the Company or its competitors; corporate partner affiliations; changes in the regulatory environment; technical performance of our products; market acceptance of our products and services; variations in our operating results; changes in reports of securities analysts; and publicity regarding the industry or the Company. In addition, the stock market in recent years has experienced broad price and volume fluctuations that often have been unrelated to the operating performance of particular companies, which may adversely affect the market price of the shares of Common Stock.

     RISK  OF  DELISTING

     Our Common Stock is quoted on the Nasdaq Over-the-Counter Bulletin Board ("OTCBB"). Under the rules of the National Association of Securities Dealers, Inc., which monitors the OTCBB, we are required to maintain our status as a reporting company under the Securities Exchange Act of 1934. Failure to maintain those standards could result in our Common Stock being delisted from the OTCBB. Any delisting of our Common Stock may adversely affect your ability to dispose of, or to obtain quotations as to the market value of, our Common Stock. In addition, any delisting may cause our Common Stock to be subject to the "penny stock" regulations of the Commission. Under such regulations, broker-dealers would be required to, among other things, comply with disclosure and special suitability determinations prior to the sale of our Common Stock. If our Common Stock becomes subject to these regulations, the market price of our Common Stock and your ability to dispose of it could be adversely affected.

     EFFECT  OF  FUTURE  SALES  OF  COMMON  STOCK

     As of the date of this Reoffer Prospectus, we have 21,363,980 shares of Common Stock outstanding. Future sales of shares of Common Stock, or the perception that such sales are going to occur, could cause the market price of our Common Stock to drop significantly.

     In addition, as of the date of this Reoffer Prospectus, we had outstanding stock options and warrants to purchase an aggregate of 8,742,593 shares of Common Stock. Of such number, 6,378,766 represented shares of Common Stock issuable upon the exercise of outstanding stock options, 681,000 of which shares are being offered hereby, and 2,363,827 represented shares issuable upon the exercise of outstanding warrants. In addition, we have 2,155,387 shares of common stock available for grant under the Plans and the Employee Stock Purchase Plan of 1999, which may be granted as stock awards in the future from time to time to persons eligible to participate in such plans. These options are also being registered under the Company's Form S-8 registration statement.

                                       13
                                      PAGE

     BLUE  SKY  REGISTRATION  REQUIREMENTS

     We believe that this Reoffer Prospectus, which is part of our registration statement, may be used by the Selling Stockholders for the sale of the Shares offered hereby for a period of nine months after the date on the cover page hereof, provided that the information contained herein (including our financial statements) is not more than 16 months old from the date of such Reoffer Prospectus and we otherwise comply with applicable securities laws. We cannot assure you, however, that our registration statement will remain effective as we intend. The value of the Shares being offered by this Reoffer Prospectus could deteriorate if a current Reoffer Prospectus covering the Shares is not part of an effective registration statement, or if the Common Stock is not registered for sale or exempt from registration in the jurisdictions governing the sales made under this Reoffer Prospectus.

     BECAUSE OUR STOCK IS SUBJECT TO THE SEC'S PENNY STOCK RULES, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN OUR SECURITIES MAY BE ADVERSELY AFFECTED.

     Because we currently have less than $6,000,000 in net tangible assets and the market price of our common stock is less than $5.00 per share, transactions in our common stock are subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend our securities to persons other than institutional accredited investors:

          - must make a special written suitability determination for the purchaser;
          - receive the purchaser's written agreement to a transaction prior to sale;
          - provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and
          - obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

As a result of these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

                                       14
                                      PAGE

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Reoffer Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "may," "intends," "expects" and words of similar import, constitute"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements (or industry results, performance or achievements) expressed or implied by such forward-looking statements to be substantially different from those predicted. Such factors might include, among others, the following:

          - general economic and business conditions, both nationally and in the regions in which we operate;
          -  competition;
          -  changes  in  business  strategy  or  development  plans;
          -  delays  in  the  development  or  testing  of  our  products;
          - technological, manufacturing, quality control or other problems which could delay the sale of our products;
          - our inability to obtain appropriate licenses from third parties, protect our trade secrets, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;
          - our inability to obtain sufficient financing to continue operations; and
          -  changes  in  demand  for  products  of  our  customers.

     Certain of these factors are discussed in more detail elsewhere in this Reoffer Prospectus, including, without limitation, under the caption "Risk Factors."

     We do not undertake any obligation to publicly update or revise any forward-looking statements contained in this Reoffer Prospectus or incorporated by reference, whether as a result of new information, future events or otherwise. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this Reoffer Prospectus might not transpire.

                                 USE OF PROCEEDS

     All of the Shares of Common Stock are being offered by the Selling Stockholders. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders, but we will receive funds in connection with the exercise of stock options relating to such Shares. The Company will use these funds for working capital.

                              SELLING STOCKHOLDERS

     The Shares offered under this Reoffer Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who have and may in the future acquire such Shares under the Plan. The Selling Stockholders named in the following table may resell all, a portion, or none of such Shares. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

     Participants under the Plans who are deemed to be "affiliates" of the Company who acquire Shares of Common Stock under the Plans may be added to the Selling Stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act.

     The following table sets forth certain information concerning the Selling Stockholders as of the date of this Reoffer Prospectus, and as adjusted to reflect the sale by the Selling Stockholders of the Shares offered hereby, assuming all of the Shares offered hereby are sold:

                                       15
                                      PAGE


                         Percentage of Shares of Common Stock Beneficially Owned




                              Number of         Number of Shares Upon
                              Shares            Exercise of Options to be
                              Owned(1)          Offered(2)(3)
----------------------------  ----------------  --------------------------   ---------------   ---------

NAME . . . . . . . . . . . .                                                 BEFORE OFFERING   AFTER OFFERING
----------------------------  ----------------  --------------------------   ---------------   ---------
Curt D. Blake(4) . . . . . .           169,430                      46,000    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
Wesley T. Huntress(5). . . .           124,015                      43,500    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
Scott McClendon(6) . . . . .            64,460                      29,000    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
Robert S. Walker(7). . . . .            77,167                      32,500    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
Gen. Howell M. Estes, III(8)            88,167                      38,500    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
Stuart E. Schaffer(9). . . .           218,206                      24,000    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
John Campbell. . . . . . . .             5,000                      30,000    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
Jeanette Arrigo. . . . . . .             6,000                      60,000    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
Arnold Holmquist . . . . . .             5,000                      50,000    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
Michelle Crouch. . . . . . .                 -                      25,000    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
Matthew Smiley . . . . . . .             1,250                      12,500    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
David J. Streich . . . . . .            24,000                     240,000    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
Frank Taylor . . . . . . . .             5,000                      50,000    *                 *
----------------------------  ----------------  --------------------------   ---------------   ---------
----------------------------  ----------------  --------------------------   ---------------   ---------

*  Represents  less  than  1%.

(1) Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of the date of this Reoffer Prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.
(2) Includes all outstanding options to purchase Shares of Common Stock granted to the named individuals under the Plan, whether or not vested or exercisable within 60 days of the date of this Reoffer Prospectus. Also includes all Shares issued to such named individuals upon the exercise of options granted under the Plan. All of such Shares are being registered hereunder. Does not include any shares that may be acquirable under future grants of options under the Plan.
(3) Does not constitute a commitment to sell any or all of the stated number of Shares of Common Stock. The number of Shares offered shall be determined from time to time by each Selling Stockholder at his sole discretion.
(4) Mr. Blake is an independent director of the Company, chairman of the Company's Audit Committee, and a member of the Company's Compensation Committee.
(5) Dr. Huntress is an independent director of the Company, a member of the Company's Audit Committee and a member of the Company's Nominating & Corporate Governance Committee.
(6) Mr. McClendon is an independent director of the Company, a member of the Company's Audit Committee, and a chairman of the Company's Compensation Committee.
(7) Mr. Walker is an independent director of the Company and a member of the Company's Nominating & Corporate Governance Committee.
(8) Gen. Estes is an independent director of the Company and chairman of the Company's Nominating & Corporate Governance Committee and a member of the Company's Compensation Committee.
(9)  Mr.  Schaffer  is  a  director  of  the  Company.

                                       16
                                      PAGE

                              PLAN OF DISTRIBUTION

     The sale of the Shares by the Selling Stockholders may be effected in transactions on the Nasdaq OTC Bulletin Board, in negotiated transactions, or a combination of such methods of sale. The Shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, the Shares of Common Stock covered by this Reoffer Prospectus may also be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Reoffer Prospectus. Because the Company does not satisfy the requirements for use of Form S-3 under the Securities Act, the number of Shares to be sold by any Selling Stockholder (or any person with whom such Selling Stockholders is acting in concert for the purpose of selling securities of the Company) selling "control securities" or "restricted securities" (as such terms are defined under the Securities Act), whether pursuant to this Reoffer Prospectus or otherwise, may not exceed, during any three month period, the amount specified by Rule144(e) under the Securities Act.

     The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or through underwriters or broker-dealers who may act as agents or principals. Such underwriters or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters or broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular underwriter or broker-dealer may be in excess of customary compensation).

     We will not receive any of the proceeds from the sale of the Shares, but we will receive funds in connection with the exercise of stock options relating to such Shares. While all expenses of registration incurred in connection with this offering are being borne by the Company, all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

     Under the rules and regulations promulgated under the Exchange Act, subject to certain exceptions, any person engaged in a distribution of securities may not simultaneously engage in market making activities with respect to such securities for a period of one business day (if such securities have an average daily trading volume over a two-month period of $100,000 and the public float value of the issuer's equity securities is $25 million or more) or five business days (in all other cases) prior to the day of the pricing of the securities that are the subject of the distribution. Trading in "actively traded securities" by persons other than the issuer (or selling stockholder) and affiliates is exempt from such restrictions. "Actively traded securities" are securities with an average daily trading volume of $1,000,000 issued by companies with a public float of at least $150 million. In addition, and without limiting the foregoing, the Selling Stockholders and any other person participating in such distribution will be subject to other applicable provisions of the Exchange Act, including without limitation, Rules 100 through 105 of Regulation M promulgated under the Exchange Act, which provisions may limit the timing of purchases and sales of any of the Shares of Common Stock by the Selling Stockholders and any other such person.

     There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares of Common Stock offered by them hereunder.

     An investor may only purchase the Shares of Common Stock being offered hereby if such shares are qualified for sale or are exempt from registration under the applicable securities laws of the state in which such prospective purchaser resides. We have not registered or qualified the Common Stock under any state securities laws and, unless the sale of such Shares to a particular investor is exempt from registration or qualification under applicable state securities laws, the sale of such Shares to an investor may not be effected until such Shares have been registered or qualified with applicable state securities authorities.


                                       17
                                      PAGE

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation contain a provision which, in accordance with Colorado law, eliminates or limits the personal liability of directors and officers of the Company for monetary damages for certain breaches of their duty of care or other duty if he or she acted in good faith and in a manner they believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless otherwise determined by the court before which such action was brought. The Company believes this provision is essential to maintain and improve its ability to attract and retain competent directors. These indemnification provisions do not reduce the exposure of directors and officers to liability under federal and state securities laws, nor do they limit the shareholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or officer's duty to the Company or its shareholders, although such equitable remedies may not be an effective remedy in certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy and therefore unenforceable.

                                  LEGAL MATTERS

     The validity of the Shares of Common Stock offered hereby will be passed upon for the Company by the Law Offices of Gretchen Cowen, APC, Carlsbad, California.

                                     EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by PKF, Certified Public Accountants, A Professional Corporation, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the Companys ability to continue as a going concern), incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.



                                       18
                                      PAGE

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.  Incorporation  of  Documents  by  Reference

     The following documents previously filed by SpaceDev, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (A)  The  Company's  annual  report   on   Form   10-KSB   (Accession   No.
0001031833-05-000030)  for  the  fiscal  year  ended  December  31,  2004.

     (B) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referred to in (a) above.

     (C) The description of the Company's common stock contained in its Registration Statement on Form 10-SB (File No. 000-28947), pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item  4.  Description  of  Securities

     Not  applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by the Law Offices of Gretchen Cowen, APC, Carlsbad, California.

Item  6.  Indemnification  of  Directors  and  Officers

     The Company's Articles of Incorporation contain a provision which, in accordance with Colorado law, eliminates or limits the personal liability of directors and officers of the Company for monetary damages for certain breaches of their duty of care or other duty if he or she acted in good faith and in a manner they believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless otherwise determined by the court before which such action was brought. The Company believes this provision is essential to maintain and improve its ability to attract and retain competent directors. These indemnification provisions do not reduce the exposure of directors and officers to liability under federal and state securities laws, nor do they limit the shareholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or officer's duty to the Company or its shareholders, although such equitable remedies may not be an effective remedy incertain circumstances.

                                      II-1
                                      PAGE

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy and therefore unenforceable.

Item  7.  Exemption  from  Registration  Claim

     The Company has granted options to purchase 681,000 shares of its common stock pursuant to Rule 701 of the Securities Act of 1933 as follows:



RECIPIENT . . . . . . . .  EXERCISE PRICE   NO. OF SHARES
-------------------------  ---------------  -------------
Curt D. Blake . . . . . .  $          1.66         46,000
-------------------------  ---------------  -------------
Wesley T. Huntress. . . .  $          1.69         43,500
-------------------------  ---------------  -------------
Scott McClendon . . . . .  $          1.62         29,000
-------------------------  ---------------  -------------
Robert S. Walker. . . . .  $          1.67         32,500
-------------------------  ---------------  -------------
Gen. Howell M. Estes, III  $          1.68         38,500
-------------------------  ---------------  -------------
Stuart E. Schaffer. . . .  $          1.74         24,000
-------------------------  ---------------  -------------
John Campbell . . . . . .  $          1.76         30,000
-------------------------  ---------------  -------------
Jeanette Arrigo . . . . .  $          1.54         60,000
-------------------------  ---------------  -------------
Arnold Holmquist. . . . .  $          2.13         50,000
-------------------------  ---------------  -------------
Michelle Crouch . . . . .  $          1.80         25,000
-------------------------  ---------------  -------------
Matthew Smiley. . . . . .  $          1.71         12,500
-------------------------  ---------------  -------------
David J. Streich. . . . .  $          1.85        240,000
-------------------------  ---------------  -------------
Frank Taylor. . . . . . .  $          2.09         50,000
-------------------------  ---------------  -------------



                                      II-3
     The exercise price of each of these options is the closing price of the Company's common stock on the date of grant.

Item  8.  Exhibits

No.     Exhibit
---     -------

5.1      Opinion  of Law  Offices  of Gretchen Cowen, A Professional Corporation
23.1 Consent of PKF, Certified Public Accountants, A Professional Corporation, an Independent Registered Accounting Firm.
23.2 Consent of Law Offices of Gretchen Cowen, A Professional Corporation. Reference is made to Exhibit 5.1
99.1     The  Company's  2004  Equity  Incentive  Plan
99.2 Form of Incentive or Non-statutory Stock Option Grant Notice under the 2004 Equity Incentive Plan, as amended

Item  9.  Undertakings

     1.   The  undersigned  registrant  hereby  undertakes:

     (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                      II-2
                                      PAGE


     (I) To include any prospectus required by section 10(a)(3) of the Securities Act;

     (II) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (III) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(I) and (a)(II) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-3
                                      PAGE

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Poway, State of California, on March 28, 2005.


     SpaceDev,  Inc.


                                                    By:  /s/  James  W.  Benson
                                                         ----------------------
                                                              James  W.  Benson
                             Chairman  of  the  Board  of  Directors  and  Chief
                                                              Executive  Officer


     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




Signature                      Title                                Date
-----------------------------  ----------------------------------  --------------
/s/ James W. Benson . . . . .  Chairman of Board of                March 28, 2005
-----------------------------  Directors and Chief Executive
James W. Benson . . . . . . .  Officer



/s/ Richard B. Slansky. . . .  President, Chief Financial Officer  March 28, 2005
-----------------------------  and Director
Richard B. Slansky. . . . . .



/s/ Gen. Howell M. Estes, III  Director                            March 28, 2005
-----------------------------
Gen. Howell M. Estes, III



/s/ Wesley T. Huntress. . . .  Director                            March 28, 2005
-----------------------------
Wesley T. Huntress



/s/ Curt D. Blake . . . . . .  Director                            March 28, 2005
-----------------------------
Curt D. Blake




/s/ Robert S. Walker. . . . .  Director                            March 28, 2005
-----------------------------
Robert S. Walker



/s/ Stuart E. Schaffer. . . .  Director                            March 28, 2005
-----------------------------
Stuart E. Schaffer



/s/ Scott McClendon . . . . .  Director                            March 28, 2005
-----------------------------
Scott McClendon







                                  EXHIBIT INDEX


Exh.     Description
----     -----------

5.1      Opinion of  Law  Offices  of  Gretchen  Cowen,  APC

23.1 Consent of PKF, Certified Public Accountants, A Professional Corporation, an Independent Registered Accounting Firm.

23.2     Consent  of  Law  Offices  of  Gretchen  Cowen,  APC
         Reference  is  made  to  Exhibit  5.1

99.1     The  Company's  2004  Equity  Incentive  Plan

99.2 Form of Incentive and Nonstatutory Stock Option Grant Notice under the 2004 Equity Incentive Plan, as amended




                                      PAGE